Exhibit 99.1

For Immediate Release

TETRA Technologies, Inc.

Announces Fourth Quarter and Full Year 2016 Results

THE WOODLANDS, Texas, March 1, 2017 /PRNewswire/ -- TETRA Technologies, Inc. ("TETRA" or the "Company") (NYSE:TTI) today announced a consolidated fourth quarter 2016 net loss per share attributable to TETRA stockholders of $0.33, which compares to a net loss per share of $0.16 in the third quarter of 2016 and net loss per share of $1.84 in the fourth quarter of 2015.

TETRA's adjusted per share results attributable to TETRA stockholders for the fourth quarter of 2016, excluding Maritech and special items, were a loss of $0.16, which compares to adjusted loss per share of $0.05 in the third quarter of 2016 and adjusted earnings per share of $0.01 in the fourth quarter of 2015, also excluding Maritech and special items. Fourth quarter 2016 revenue of $173 million decreased 2% from the third quarter of 2016.  Compared to the fourth quarter of 2015 revenue declined 33% primarily as a result of reduced activity levels in the Gulf of Mexico and the lower rig count.  (Adjusted diluted earnings/(loss) per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

Fourth Quarter 2016 Results
	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(In Thousands, Except per Share Amounts)
Revenue	$173,222	$176,553	$257,590
Net income (loss) attributable to TETRA stockholders	(31,554)	(15,009)	(146,415)
Adjusted EBITDA(1)	14,946	36,927	55,486
EPS attributable to TETRA stockholders	(0.33)	(0.16)	(1.84)
Adjusted diluted EPS attributable to TETRA stockholders(1)	(0.16)	(0.05)	0.01
Consolidated net cash provided (used) by operating activities	28,316	(7,933)	77,724
TETRA only adjusted free cash flow(1)	$16,028	$(13,924)	$52,448
(1)	Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Highlights of the 2016 fourth quarter include:

•

Fluids revenue increased sequentially by 2% despite the deferral of a significant Gulf of Mexico TETRA CS Neptune® completion fluids project from the fourth quarter to the first half of 2017.  The sequential increase was driven by strong U.S. onshore activity and improved international offshore volumes.

•

Compression activity is reflecting signs of a recovery with quarter end utilization increasing sequentially by 120 basis points to 76.4%, operating horsepower in service increasing sequentially by 3,368 horsepower, and with the receipt of $20 million in orders for new equipment, the highest since late 2014.

•

Compression results were negatively impacted by $2.6 million of cost overruns on a third party equipment project that was completed in the fourth quarter, the first such cost overrun for Compression in recent years.

•

Including CSI Compressco, the carrying value of consolidated long-term debt at the end of 2016 was $624 million compared to $738 million as of September 30, 2016.  In December, TETRA completed a $115 million equity offering to reduce debt. TETRA’s net debt was reduced from $233 million to $111 million from the equity proceeds and cash from operating activities over the same time period.  (See Schedule H for the reconciliation of TETRA net debt to GAAP.)

•

Consolidated net cash provided by operating activities for the fourth quarter of 2016 was $28 million and for full year 2016 was $54 million.  TETRA only adjusted free cash flow in the fourth quarter was $16 million.  TETRA only adjusted free cash flow for the full year was $12 million, at the upper end of the $5 million to $15 million guidance previously provided.  (See Schedule G for the reconciliation of TETRA only free cash flow to GAAP.)

2016 Results
	Twelve months ended
	December 31, 2016	December 31, 2015
	(In Thousands, Except per Share Amounts)
Revenue	$694,764	$1,130,145
Net income (loss) attributable to TETRA stockholders	(161,462)	(126,183)
Adjusted EBITDA(1)	104,243	257,740
EPS attributable to TETRA stockholders	(1.85)	(1.59)
Adjusted diluted EPS attributable to TETRA stockholders(1)	(0.60)	0.32
Consolidated net cash provided by operating activities	53,980	195,951
TETRA only adjusted free cash flow(1)	$11,821	$119,753
(1)	Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “We believe we are seeing the initial impact of a recovering U.S. onshore market with another strong sequential quarterly improvement in the Fluids Division’s water management operations, improving utilization of the compression services fleet, particularly at the higher horsepower equipment size coupled with related favorable pricing trends and higher orders for new compression equipment.  Based on feedback from our customers, we anticipate that a recovery in the deep water Gulf of Mexico will lag the onshore recovery.  We are entering 2017 with one significant TETRA CS Neptune fluid project scheduled for the first half of 2017 and expect to complete another such project that was started in 2016.

“Fluids Division revenue for the fourth quarter of 2016 was $64 million compared to $62.6 million in the third quarter of 2016. The strong sequential improvement in U.S. onshore activity, the second consecutive strong quarterly sequential improvement, was driven by organic water management and onshore fluids distribution facilities investments, in addition to stronger international offshore fluids activity.  This improvement offset the lack of a TETRA CS Neptune fluid project that was expected in the fourth quarter but was deferred into the first half of 2017.  The improving activity levels in the U.S. onshore water management business are occurring throughout several of the shale basins, but are led primarily by the Permian Basin and MidCon markets.  Fluids Division income before taxes was $1.5 million while adjusted EBITDA was $8.6 million.  Income before taxes as a percentage of revenue was 2.3% while adjusted EBITDA as a percentage of revenues was 13.4%, without the benefit of a TETRA CS Neptune fluids project.

“Fourth quarter 2016 Compression Division revenue increased sequentially 17% to $83 million, mainly as a result of higher equipment sales. Compression Division income before taxes was a loss of $11.8 million while adjusted EBITDA was $17.7 million, which was negatively impacted by $2.6 million of unusual costs related to equipment sales on a third party equipment project and a $0.7 million inventory adjustment.  Quarter end utilization was 76.4%, compared to 75.2% in the third quarter, and reflected the first sequential improvement in utilization since the first quarter of 2015.  Large horsepower equipment (greater than 800 HP) utilization increased from 84.4% in the third quarter to 87.5% in the fourth quarter.  New equipment orders were $20 million, the highest quarterly new equipment orders received since late 2014, and we believe the level of orders reflect signs of a recovering compression market.  On January 20, 2017, CSI Compressco LP declared cash distributions attributable to the fourth quarter of 2016 of $0.3775 per common unit, unchanged from the distribution attributable to the third quarter of 2016. This distribution resulted in a coverage ratio of 0.68x for the fourth quarter of 2016.

“Fourth quarter 2016 revenue for the Production Testing Division improved sequentially by 2% to $15.3 million, led by stronger activity levels in Canada and Saudi Arabia. Production Testing loss before taxes was $7.5 million while adjusted EBITDA was a loss of $0.5 million.  Going into 2017 we expect to see additional improvements in activity in North America and internationally and hope to be able to better manage pricing levels in the second half of 2017.

“Our Offshore Service segment reported revenue of $12 million.  Loss before taxes was $6.2 million while adjusted EBITDA was a loss of $2.3 million, reflecting the seasonal fourth quarter ramp down of activity.  We are currently bidding on many decommissioning projects for the upcoming season and believe the preliminary customer inquiries and the committed backlog trends for 2017 are encouraging."

Free Cash Flow and Balance Sheet

TETRA only adjusted free cash flow in the fourth quarter of 2016 was $16 million, reflecting the seasonality in working capital.  Consolidated net cash provided by operating activities for 2016 was $54 million.  Total year TETRA only adjusted free cash flow, excluding Maritech and reflecting the distributions received from CSI Compressco, was $12 million and was at the upper end of our previously communicated guidance of $5 million to $15 million.  TETRA only days sales outstanding (excluding CSI Compressco LP) improved from 73 days at the end of the third quarter to 70 days at the end of December despite the continued financial challenges from our customers and their attempts to defer payments to manage their working capital.

During the fourth quarter, TETRA completed an equity offering that resulted in gross proceeds of $115 million.  As a result of this equity offering and from the free cash flow generated during the quarter, TETRA only outstanding net debt was reduced from $233 million to $111 million.  Additionally, during December, 2016 TETRA amended the leverage covenant on its revolving credit facility from 4.0X to 5.0X through December 31, 2017.

Special items and Maritech

Maritech reported pre-tax income of $2.8 million in the fourth quarter of 2016 due to the receipt of escrowed funds held from prior sales of properties with abandonment obligations.

Consolidated special items incurred in the fourth quarter were $8.7 million, of which only $1.5 million were cash charges.  Special items include:

•	$1.8 million net gain primarily reflecting a fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	$1.0 million of expenses related to the December TETRA equity issuance
•	$2.1 million charge reflecting a fair value adjustment of the outstanding warrants
•	$7.2 million of asset impairments related to damaged CSI Compressco compressor equipment, certain Offshore Services cutting tools and obsolete assets in Production Testing
•	$0.3 million net gain from other debt related items
•	$0.5 million of other special charges

Financial Guidance

Based on TETRA’s anticipation of a continued recovery in the U.S. Onshore markets and a delayed recovery in the offshore markets, we expect total year TETRA only free cash flow to improve from $12 million in 2016 to between $30 million and $50 million in 2017.

No reconciliation of the forecasted range of TETRA only adjusted free cash flow for the full year 2017 to the nearest GAAP measure is included in this release because the reconciliation would require presenting forecasted information for CSI Compressco that is not publicly disclosed.

 On December 16, 2016 an arbitration panel in Houston, Texas issued a ruling in favor of TETRA for TETRA’s claims against an engineering company related to TETRA’s El Dorado, Arkansas calcium chloride manufacturing facility.  Cash proceeds of $12.8 million for the ruling were received by TETRA in January, 2017 and will be reflected in TETRA’s first quarter 2017 results.

Conference Call

TETRA will host a conference call to discuss these results today, March 1 2017, at 10:30 a.m. ET. The phone number for the call is 888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281/367-1983

Fax: 281/364-4346

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected results of operational business segments for 2017, anticipated benefits from CSI Compressco following the acquisition of CSI Compressco in 2014, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI Compressco and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (and in the Company's Annual Report on Form 10-K for the year ended December

31, 2016 when it is filed on or about the date hereof), as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In Thousands, Except per Share Amounts)
Revenues	$173,222	$257,590	$694,764	$1,130,145

Cost of sales, services, and rentals	133,598	171,981	495,580	741,736
Depreciation, amortization, and accretion	30,598	38,696	129,595	155,015
Impairments of long-lived assets	7,245	44,158	18,172	44,158
Total cost of revenues	171,441	254,835	643,347	940,909
Gross profit	1,781	2,755	51,417	189,236

General and administrative expense	26,583	44,161	115,964	157,812
Goodwill impairment	—	177,006	106,205	177,006
Interest expense, net	15,327	14,244	58,626	54,475
Warrants fair value adjustment	2,106	—	2,106	—
CCLP Series A Preferred fair value adjustment	(1,891)	—	4,404	—
Other (income) expense, net	(2,433)	583	1,202	1,706
Income (loss) before taxes	(37,911)	(233,239)	(237,090)	(201,763)
Provision (benefit) for income taxes	499	(1,293)	2,303	7,704
Net income (loss)	(38,410)	(231,946)	(239,393)	(209,467)
Net (income) loss attributable to noncontrolling interest	6,856	85,531	77,931	83,284
Net income (loss) attributable to TETRA stockholders	$(31,554)	$(146,415)	$(161,462)	$(126,183)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$(0.33)	$(1.84)	$(1.85)	$(1.59)
Weighted average shares outstanding	95,992	79,380	87,286	79,169

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(0.33)	$(1.84)	$(1.85)	$(1.59)
Weighted average shares outstanding	95,992	79,380	87,286	79,169

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(In Thousands)
Revenues by segment:
Fluids Division	$64,039	$91,194	$246,595	$424,044
Production Testing Division	15,298	33,017	63,618	133,904
Compression Division	82,870	99,369	311,374	457,639
Offshore Division
Offshore Services	11,921	36,798	77,525	122,194
Maritech	176	63	751	2,438
Intersegment eliminations	(90)	(1,108)	(903)	(5,128)
Offshore Division total	12,007	35,753	77,373	119,504
Eliminations and other	(992)	(1,743)	(4,196)	(4,946)
Total revenues	$173,222	$257,590	$694,764	$1,130,145

Gross profit (loss) by segment:
Fluids Division	$7,443	$4,545	$36,888	$111,969
Production Testing Division	(5,263)	(10,749)	(13,317)	(3,046)
Compression Division	4,646	7,035	37,681	73,135
Offshore Division
Offshore Services	(4,811)	4,585	(5,574)	10,602
Maritech	(138)	(2,493)	(3,847)	(2,523)
Intersegment eliminations	—	—	—	—
Offshore Division total	(4,949)	2,092	(9,421)	8,079
Corporate overhead and eliminations	(96)	(168)	(414)	(901)
Total gross profit	$1,781	$2,755	$51,417	$189,236

Income (loss) before taxes by segment:
Fluids Division	$1,499	$(2,746)	$10,430	$80,789
Production Testing Division	(7,547)	(50,759)	(35,471)	(55,720)
Compression Division	(11,821)	(152,772)	(136,327)	(146,798)
Offshore Division
Offshore Services	(6,233)	1,782	(12,025)	(195)
Maritech	2,823	(2,846)	(1,841)	(3,833)
Intersegment eliminations	—	—	—	—
Offshore Division total	(3,410)	(1,064)	(13,866)	(4,028)
Corporate overhead and eliminations	(16,632)	(25,898)	(61,856)	(76,006)
Total income (loss) before taxes	$(37,911)	$(233,239)	$(237,090)	$(201,763)

Please note that the above results by segment include special items. Please see Schedule E for details of those special items.

Schedule C: Consolidated Balance Sheet (Unaudited)

	December 31, 2016	December 31, 2015
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$29,840	$23,057
Accounts receivable, net	114,284	184,172
Inventories	106,546	117,009
Other current assets	25,121	29,791
PP&E, net	945,451	1,048,004
Other assets	94,298	234,169
Total assets	$1,315,540	$1,636,202

Current portion of decommissioning liabilities	$1,451	$14,570
Other current liabilities	115,434	170,676
Long-term debt (1)	623,730	853,228
Long-term portion of decommissioning liabilities	54,027	42,879
CCLP Series A Preferred	77,062	—
Warrant liability	18,503	—
Other long-term liabilities	24,867	40,669
Equity	400,466	514,180
Total liabilities and equity	$1,315,540	$1,636,202

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	December 31, 2016	December 31, 2015
	(In Thousands)
TETRA
Bank revolving line of credit facility	$3,229	$21,572
TETRA Senior Notes at various rates	116,411	264,998
Other debt	—	50
TETRA total debt	119,640	286,620
Less current portion	—	(50)
TETRA total long-term debt	$119,640	$286,570

CSI Compressco LP
CCLP Bank Credit Facility	$217,467	$229,555
CCLP 7.25% Senior Notes	286,623	337,103
CCLP total debt	504,090	566,658
Less current portion	—	—
CCLP total long-term debt	$504,090	$566,658
Consolidated total long-term debt	$623,730	$853,228

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding the Maritech segment and special items; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations.  Management also believes that the exclusion of the special items from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special items, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds, and including cash distributions to TETRA from CSI Compressco LP and debt restructuring costs. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items

	Three Months Ended
	December 31, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(32,000)	$(9,599)	$(7,012)	$(15,389)	$(0.16)
Asset impairments, including inventory adjustments	(7,245)	(2,174)	(1,373)	(3,698)	(0.04)
Non-Maritech ARO adjustment	(282)	(85)	—	(197)	0.00
Severance expense	(179)	(54)	—	(125)	0.00
Debt refinancing gain, net	346	104	319	(77)	0.00
Convertible Series A Preferred offering cost and fair value adjustments	1,806	542	1,210	54	0.00
Common stock warrants issuance cost and fair value adjustments	(3,061)	(918)	—	(2,143)	(0.02)
Allowance for doubtful accounts for significant bankruptcies	(119)	(36)	—	(83)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	12,719	—	(12,719)	(0.14)
Maritech profit (loss)	2,823	—	—	2,823	0.03
Net Income (loss) attributable to TETRA stockholders, as reported	$(37,911)	$499	$(6,856)	$(31,554)	$(0.33)

	December 31, 2015
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS

	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$658	$199	$(491)	$950	$0.01
Asset impairment, including inventory adjustments	(44,182)	(13,255)	(6,612)	(24,315)	(0.30)
Goodwill writeoff	(177,006)	(53,102)	(78,151)	(45,753)	(0.57)
Effect of deferred tax valuation allowance and other related tax adj.	—	67,824	—	(67,824)	(0.84)
Allowance for doubtful accounts for significant bankruptcies	(9,862)	(2,959)	(277)	(6,626)	(0.10)
Maritech profit (loss)	(2,847)	—	—	(2,847)	(0.04)
Net Income (loss) attributable to TETRA stockholders, as reported	$(233,239)	$(1,293)	$(85,531)	$(146,415)	$(1.84)

	Twelve Months Ended
	December 31, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(94,831)	$(28,447)	$(14,433)	$(51,951)	$(0.60)
Asset impairments, including inventory adjustments	(18,280)	(5,484)	(5,838)	(6,958)	(0.08)
Non-Maritech ARO adjustment	(282)	(85)	—	(197)	0.00
Severance expense	(1,737)	(521)	(341)	(875)	(0.01)
Goodwill writeoff	(106,205)	(31,862)	(52,412)	(21,931)	(0.25)
Debt refinancing cost, net	(1,839)	(552)	159	(1,446)	(0.02)
Convertible Series A Preferred offering cost and fair value adjustments	(7,534)	(2,260)	(4,650)	(624)	(0.01)
Common stock warrants issuance cost and fair value adjustments	(3,061)	(918)	—	(2,143)	(0.02)
Allowance for doubtful accounts for significant bankruptcies	(1,480)	(444)	(416)	(620)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	72,876	—	(72,876)	(0.83)
Maritech profit (loss)	(1,841)	—	—	(1,841)	(0.02)
Net Income (loss) attributable to TETRA stockholders, as reported	$(237,090)	$2,303	$(77,931)	$(161,462)	$(1.85)

	December 31, 2015
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income attributable to TETRA stockholders, excluding unusual charges & Maritech	$39,513	$11,802	$1,962	$25,749	$0.32
Transaction related costs	(208)	(62)	(73)	(73)	0.00
Asset Impairment, including inventory adjustments	(44,158)	(13,247)	(6,612)	(24,299)	(0.30)
Goodwill writeoff	(177,006)	(53,102)	(78,193)	(45,711)	(0.57)
Effect of Deferred Tax Valuation Allowance and other related tax adj	—	67,082	—	(67,082)	(0.85)
Allowance for doubtful accounts for significant bankruptcies	(16,071)	(4,769)	(368)	(10,934)	(0.14)
Maritech profit (loss)	(3,833)	—	—	(3,833)	(0.05)
Net Income (loss) attributable to TETRA stockholders, as reported	$(201,763)	$7,704	$(83,284)	$(126,183)	$(1.59)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	December 31, 2016
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net(1)	Adjusted Depreciation & Amortization (2)	Equity Comp. Expense	Omnibus Equity (3)	Adjusted EBITDA
	(In Thousands)
Fluids Division			$1,499	$634	$2,133	$12	$6,460	$—	$—	$8,605
Production Testing Division			(7,547)	3,596	(3,951)	(115)	3,579	—	—	(487)
Compression Division			(11,821)	(268)	(12,089)	10,303	17,111	792	1,576	17,693
Offshore Services Segment			(6,233)	1,216	(5,017)	—	2,689	—	—	(2,328)
Eliminations and other			5	—	5	—	(5)	—	—	—
Subtotal			(24,097)	5,178	(18,919)	10,200	29,834	792	1,576	23,483
Corporate and other			(16,637)	3,558	(13,079)	4,609	103	1,406	(1,576)	(8,537)
TETRA excluding Maritech			(40,734)	8,736	(31,998)	14,809	29,937	2,198	—	14,946
Maritech			2,823	—	2,823	—	379	—	—	3,202
Total TETRA	$(38,410)	$499	$(37,911)	$8,736	$(29,175)	$14,809	$30,316	$2,198	$—	$18,148

	December 31, 2015
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense (4)	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$(2,745)	$19,958	$17,213	$(158)	$8,859	$—	$—	$25,914
Production Testing Division			(50,759)	49,893	(866)	(98)	5,664	—	—	4,700
Compression Division			(152,772)	151,896	(876)	8,806	20,643	505	—	29,078
Offshore Services Segment			1,782	795	2,577	—	2,928	—	—	5,505
Eliminations and other			4	—	4	—	(4)	—	—	—
Subtotal			(204,490)	222,542	18,052	8,550	38,090	505	—	65,197
Corporate and other			(25,902)	8,508	(17,394)	5,691	171	1,821	—	(9,711)
TETRA excluding Maritech			(230,392)	231,050	658	14,241	38,261	—	—	55,486
Maritech			(2,847)	—	(2,847)	3	435	—	—	(2,409)
Total TETRA	$(231,946)	$(1,293)	$(233,239)	$231,050	$(2,189)	$14,244	$38,696	$2,326	$—	$53,077
(1)	Adjusted interest expense, net, for the three month period ended December 31, 2016, excludes $0.5 million of certain interest expense which is included as a special charge.
(2)	Adjusted depreciation & amortization, net, for the three month period ended December 31, 2016 excludes $0.3 million of certain accretion expense which is included as a special charge.
(3)	Reimbursement from CCLP under Omnibus Agreement for 2016 Q4 that was settled with common units.
(4)	Adjusted equity compensation expense, net for the three month period ended December 31, 2015, excludes $6.7 million one-time adjustment

	Twelve Months Ended
	December 31, 2016
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net(1)	Adjusted Depreciation & Amortization(2)	Equity Comp. Expense	Omnibus Equity (3)	Adjusted EBITDA
	(In Thousands)
Fluids Division			$10,430	$1,950	$12,380	$(4)	$28,056	$—	$—	$40,432
Production Testing Division			(35,471)	20,826	(14,645)	(594)	16,238	—	—	999
Compression Division			(136,327)	111,656	(24,671)	37,016	72,159	3,028	1,576	89,108
Offshore Services Segment			(12,025)	1,283	(10,742)	—	11,086	—	—	344
Eliminations and other			7	—	7	—	(17)	—	—	(10)
Subtotal			(173,386)	135,715	(37,671)	36,418	127,522	3,028	1,576	130,873
Corporate and other			(61,863)	4,706	(57,157)	20,955	429	10,719	(1,576)	(26,630)
TETRA excluding Maritech			(235,249)	140,421	(94,828)	57,373	127,951	13,747	—	104,243
Maritech			(1,841)	—	(1,841)	12	1,362	—	—	(467)
Total TETRA	$(239,393)	$2,303	$(237,090)	$140,421	$(96,669)	$57,385	$129,313	$13,747	$—	$103,776

	December 31, 2015
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense (4)	Omnibus Equity	Adjusted EBITDA
	(In Thousands
Fluids Division			$80,789	$20,599	$101,388	$(258)	$35,125	$—	$—	$136,255
Production Testing Division			(55,720)	54,529	(1,191)	(89)	24,094	—	—	22,814
Compression Division			(146,798)	152,390	5,592	34,964	82,024	2,164	—	124,744
Offshore Services Segment			(195)	1,344	1,149	—	11,500	—	—	12,649
Eliminations and other			(1)	—	(1)	—	(14)	—	—	(15)
Subtotal			(121,925)	228,862	106,937	34,617	152,729	2,164	—	296,447
Corporate and other			(76,005)	8,580	(67,425)	19,829	911	7,978	—	(38,707)
TETRA excluding Maritech			(197,930)	237,442	39,512	54,446	153,640	10,142	—	257,740
Maritech			(3,833)	—	(3,833)	29	1,375	—	—	(2,429)
Total TETRA	$(209,467)	$7,704	$(201,763)	$237,442	$35,679	$54,475	$155,015	$10,142	$—	$255,311

(1)	Adjusted interest expense, net, for the twelve month period ended December 31, 2016, excludes $1.2 million of certain interest expense which is included as a special charge.
(2)	Adjusted depreciation & amortization, net, for the twelve month period ended December 31, 2016 excludes $0.3 million of certain accretion expense which is included as a special charge.
(3)	Reimbursement from CCLP under Omnibus Agreement for 2016 Q4 that was settled with common units.
(4)	Adjusted equity compensation expense, net for the three month period ended December 31, 2015, excludes $6.7 million one-time adjustment

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(In Thousands)
Consolidated
Net cash provided by operating activities	$28,316	$77,724	$53,980	$195,951
ARO settlements	271	5,109	4,040	10,305
Capital expenditures, net of sales proceeds	(5,268)	(22,221)	(17,712)	(113,462)
Consolidated adjusted free cash flow	23,319	60,612	40,308	92,794

CSI Compressco LP
Net cash provided by operating activities	15,922	38,351	61,444	101,893
Capital expenditures, net of sales proceeds	(3,057)	(19,274)	(10,659)	(95,272)
CSI Compressco free cash flow	12,865	19,077	50,785	6,621

TETRA Only
Cash from operating activities	12,394	39,373	(7,464)	94,058
ARO settlements	271	5,109	4,040	10,305
Capital expenditures, net of sales proceeds	(2,211)	(2,947)	(7,053)	(18,190)
Free cash flow before ARO settlements	10,454	41,535	(10,477)	86,173
Distributions from CSI Compressco LP	5,574	7,877	22,298	30,544
Adjusted free cash flow	16,028	49,412	11,821	116,717
Debt restructuring cost	—	3,036	—	3,036
	16,028	52,448	11,821	119,753

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of December 31, 2016, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	December 31, 2016
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$9.0	$20.8	$29.8

Carrying value of long-term debt:
Revolver debt outstanding	3.2	217.5	220.7
Senior Notes outstanding	116.4	286.6	403.0
Net debt	$110.6	$483.3	$593.9